                                                                    EXHIBIT 16.1

                              EXHIBIT 1 TO FORM 8-K

November 1, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated November 1, 2004, of Fansteel Inc. and are in agreement with the statements contained in the first, fifth, sixth and seventh paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                          /s/ Ernst & Young LLP